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                                   EXHIBIT 5

                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                        A LIMITED LIABILITY PARTNERSHIP

                               NATIONSBANK PLAZA
                    600 PEACHTREE STREET, N.E. - SUITE 5200
                          ATLANTA, GEORGIA 30308-2216
                            TELEPHONE: 404-885-3000
                            FACSIMILE: 404-885-3900
                 INTERNET:  Thomas. Powell@troutmansanders.com

Thomas O. Powell                                                    404-885-3294

                                 [Closing Date]



Bank Corporation of Georgia
4951 Forsyth Road
Macon, Georgia 31203-4099

Century South Banks, Inc.
60 Main Street West
Dahlonega, Georgia 30533

     Re: Proposed Merger Involving Bank Corporation of Georgia and Century South Banks, Inc.

Ladies and Gentlemen:

     We have acted as counsel to Century South Banks, Inc. ("CSBI"), in connection with the proposed merger of Bank Corporation of Georgia ("BCG") with and into Century South Banks, Inc. (the "Merger") First South Bank, National Association and Ameribank, National Association (collectively, "BCG Banks") will become wholly-owned subsidiaries of CSBI. The Merger will be effected pursuant to the Agreement and Plan of Merger by and between CSBI and BCG dated as of March 31, 1997 and amended July 11, 1997 (the "Agreement").

     In our capacity as counsel to CSBI, our opinion has been requested with respect to certain of the federal income tax consequences of the proposed Merger. All capitalized terms used herein without definition shall have the respective meanings specified in the Agreement and, unless otherwise specified, all section references herein are to the Internal Revenue Code of 1986, as amended (the "Code").

     In rendering the opinions expressed herein, we have examined such documents as we have deemed appropriate, including:

     (1)  the Agreement;

     (2) the Registration Statement and Proxy Statement/Prospectus being filed with the Securities and Exchange Commission regarding the Merger; and

     (3) such additional documents as we have considered relevant.

     In our examination of such documents, we have assumed, with your consent, that all documents submitted to us as photocopies faithfully reproduce the originals thereof, that such originals are authentic, that all such documents have been or will be duly executed to the extent required, and that all statements set forth in such documents are accurate. With your permission, we have also assumed certain other factual matters set forth more fully below.